EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Files No. 333-193788, 333-201443 and 333-203856) and Form F-3 (File No. 333-253300) of our report dated April 2, 2021, with respect to the consolidated financial statements of Evogene Ltd. included in this Annual Report (Form 20-F) for the year ended December 31, 2020.

/s/ Kost, Forer, Gabbay & Kasierer
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
April 2, 2021	A Member of Ernst & Young Global